UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota		57104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 679-6980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2023, Michael King, age 62, was appointed Chief Financial Officer of SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”), effective October 30, 2023.

In connection with this appointment, Mr. King and the Company entered into an employment agreement dated October 23, 2023 (the “Executive Agreement”), providing for (i) an annual base salary of $450,000; (ii) eligibility to participate in the Company's annual discretionary bonus plan for executives, with the potential to earn a cash bonus of up to forty (40%) percent of Mr. King’s base salary; (iii) eligibility to participate in the Company’s benefit plans; (iv) reimbursement for reasonable out-of-pocket expenses; and (v) options to acquire 850,000 shares of the Company’s common stock, par value $0.0001 per share (the “Options”) subject to a 4-year vesting schedule with 25% of the Options vesting on the one-year anniversary date from the issuance and the remaining 75% vesting on a monthly basis thereafter in thirty-six equal installments. The Executive Agreement subjects Mr. King to standard restrictive covenants for agreements of its type, including non-competition and non-solicitation.

Mr. King is an award-winning biotechnology industry research analyst with over 25 years of experience advising investors and issuers. From June 2022 to May 2023, Mr. King was Co-Head of Healthcare Research at EF Hutton Group., where he provided coverage on 15 healthcare and biotechnology companies across a range of market capitalizations. From January 2021 to May 2022, he was Managing Director and Senior Biotechnology Analyst with H.C. Wainwright & Co., where he provided coverage on 21 healthcare and biotechnology companies From May 2018 to December 2020, Mr. King acted as Entrepreneur in Residence at Fortress Biotech, Inc., where he was responsible for identifying promising therapeutic molecules, securing rights to their development and commercialization, and forming and capitalization new companies around these molecules. Mr. King has previously held senior roles with prominent companies including JMP Securities LLC, Rodman and Renshaw LLC, Ziopharm Oncology, Inc. Wedbush PacGrow Life Sciences, Bank of America, Robertson Stephens, and Vector Securities. Mr. King’s extensive investment banking and public company advisory experience includes equity research, capital markets, corporate finance, and M&A advisory. He received his BA in Finance from the Bernard M. Baruch College of the City University of New York.

There are no arrangements or understandings between Mr. King and any other persons pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. King and the directors, nor between Mr. King and any executive officer, of the Company.

The above description of the Executive Agreement is a summary only and is qualified in its entirety by the full text of the Executive Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Russell P. Beyer ceased to serve as Chief Financial Officer of the Company on October 27, 2023.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement between SAB Biotherapeutics, Inc. and Michael G. King, dated October 23, 2023
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	October 27, 2023	By:	/s/ Eddie J. Sullivan
Eddie J. Sullivan Chief Executive Officer